Exhibit 10.1
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of December 20, 2006, is between Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), and Stephen C. Taylor, an individual residing in Midland, Texas (the “Employee”).
RECITALS:
     WHEREAS, the Company and the Employee previously entered into that certain Employment Agreement, dated as of August 24, 2005 (the “Employment Agreement”), pursuant to which the Company employed the Employee to serve as the Company’s President and Chief Executive Officer; and
     WHEREAS, the Company and the Employee desire to amend the Employment Agreement as more particularly described below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree to the following:
     1.      Amendment to Section 4(c) of the Employment Agreement. Section 4(c) of the Employment Agreement is hereby deleted in its entirety and the following is substituted therefor:
“(c) Bonuses. In addition to base salary, the Employee shall be entitled to receive on an annual basis during the Employment Term a cash bonus of up to 50% of the Employee’s base salary, the amount of which will be based upon and subject to parameters established by the Board of Directors of the Company or its Compensation Committee. Any such bonuses shall be payable to the Employee in the manner specified by the Board of Directors of the Company or its Compensation Committee at the time such bonus is awarded.”
     2.      No Additional Amendments. Except as amended by this Amendment, the Employment Agreement shall remain in full force and effect.
     3.      Binding Effect. This Amendment shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.
     4.      Counterparts. This Amendment may be executed in any number of counterparts and it is not necessary that each party to this Amendment execute each counterpart.
[Signatures on Following Page]

DATED as of December 20, 2006.

COMPANY: Natural Gas Services Group, Inc. a Colorado corporation
By:	/s/ William F. Hughes, Jr.
William F. Hughes, Jr.
Chairman of Compensation Committee

EMPLOYEE:
By:	/s/ Stephen C. Taylor
Stephen C. Taylor

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